10777 Westheimer, Suite 1100, Houston TX, 77042 Tel: 713-260-9614 / Fax: 713-260-9615 / Website: www.pluris.com

March 7, 2007

Northern Natural Gas Company

1111 South 103 Street

Omaha, NE 68124

Attn: Mr. Bob Burleson, South Business Development Account Director

Re:	Measurement Operating Agreement between Petrogen, Inc. and Northern

Natural Gas Company dated October 2004

Gentlemen:

This letter is to formally notify you that Pluris Energy Group Inc. through its wholly-owned subsidiary Petrogen, Inc. (“Petrogen”) has agreed to sell its interest in the Emily Hawes Field, on Matagorda Island in Calhoun County, Texas (“Property”), to which the referenced contract applies, to Darcy Energy LLC (“Darcy”) effective December 31, 2006. Closing is anticipated to occur this week. In connection with the sale of the Property, Petrogen proposes to assign to Darcy all of its rights and obligations in and under the Contract, the terms of which require that Petrogen obtain your prior written consent to any such assignment.

Therefore, Petrogen respectfully requests your approval to assign all of Petrogen’s rights and obligations in and under the Contract to Darcy, which by signing below evidences that as of the closing of the contemplated sale of the Property and contingent upon such closing, assumes all of Petrogen’s rights and obligations in and under the Contract and agrees to perform all covenants of Petrogen set forth therein in accordance with the terms of the Contract.

We respectfully request that, at your earliest convenience, you execute a counterpart of this letter in the space provided below and return it to the undersigned via facsimile at 713-260-9615 to evidence you consent to the contemplated assignment of the Contract as described above.

Thank you in advance for your consideration and prompt reply. If you have any questions, please call Sam Sen at 713-260-9614.

Sincerely,

Petrogen, Inc.	Darcy Energy LLC

/s/ Sacha H. Spindler	/s/ David F. DeCort
Sacha H. Spindler	David F. DeCort
Chairman & CEO	Manager

Consent is hereby given for the requested assignment of the Contract.

Northern Natural Gas Company

By: /s/ signed

Name:

Title: